Exhibit 10.1

SEVERANCE AND GENERAL RELEASE AGREEMENT

This Confidential Severance and General Release Agreement (this “Agreement”) confirms the following understandings and agreements between Zura Bio Inc. (the “Company”) and Preston Klassen (“you” or “your”).

1.                  Last day of employment; final wages. Your last day of employment with the Company is April 11, 2023 (the “Termination Date”). Except as otherwise specifically set forth in this Agreement, after the Termination Date you shall no longer be entitled to any further compensation from the Company or any of its affiliates or to receive any of the benefits made available to you during your employment at the Company. You acknowledge and agree that the Company has paid to you all of your salary, bonuses, wages or other compensation owed and that the Company owes you no other wages, commissions, bonuses, payments for services rendered, pay for vacation or other paid time off, employee benefits, or other compensation or payments of any kind or nature, other than as provided in this Agreement.

2.                  Severance Benefits. Provided you sign this Agreement within 21 days of receiving it, do not revoke this Agreement within 7 days thereafter, and comply with the terms of this Agreement, the Company will take such action to cause 59,594 of your stock options to become vested and exercisable as of the Effective Date (as defined below). Any shares that you acquire will be subject to an 18-month lockup period. In addition, you may exercise the vested option by electing a net cashless exercise for purposes of both paying the exercise price and meeting minimum required tax withholding requirements, and the Company will allow you to exercise the option as if you had remained an employee during that period of time. You agree and acknowledge that any options not accelerated under this Agreement shall be forfeited.

3.                  Release.

(a)               General Release. As used in this Agreement, the term “claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, attorneys’ fees, accounts, judgments, losses, and liabilities, of whatsoever kind or nature, known or unknown, in law, equity or otherwise. For and in consideration of the payments described in paragraph 2 above, and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors, agents and representatives, and successors and assigns, do fully and forever release, remise and discharge the Company, its direct and indirect parents, subsidiaries, and affiliates, together with their respective officers, directors, partners, investors, equityholders, employees, and agents (collectively, the “Group”) from any and all claims which you had, may have had, or now have against the Company or any other member of the Group, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to your employment or the termination of your employment with the Company, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, religion, disability, gender, gender identity, or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Title VII of the Civil Rights Act, the Americans with Disabilities Act (ADA), the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Employee Retirement Income Security Act (ERISA), the Civil Rights Act of 1991, the Equal Pay Act, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the U.S. Constitution; the California Constitution; the California Fair Employment and Housing Act (FEHA); the California Family Rights Act (CFRA); and the California Labor Code, and all other federal, state, and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. This Section 3 shall in no way prohibit you from reporting possible violations of law to any governmental agency or entity in accordance with applicable whistleblower protection provisions including, without limitation, the rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or require you to notify the Company (or obtain its prior approval) of any such reporting.

(b)               No Filings. You represent that you have not filed or permitted to be filed against the Group, individually or collectively, any charges, complaints, or lawsuits, and you covenant and agree that you will not file any lawsuits at any time hereafter with respect to the subject matter of this Agreement and claims released pursuant to this Agreement (including, without limitation, any claims relating to the termination of your employment), except as may be necessary to enforce this Agreement or to challenge the validity of the release of your rights under the ADEA. Nothing in this Agreement, however, shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other government agency. Notwithstanding the foregoing, you agree to waive your right to recover monetary damages in any charge, complaint, or lawsuit filed by you or by anyone else on your behalf based on claims released in this Agreement, except that you may receive any money properly awarded under the whistleblower provisions of any federal law or regulation. Except as otherwise provided in this paragraph, you will not voluntarily participate in any judicial proceeding of any nature or description against any member of the Group that in any way involves the allegations and facts that you could have raised against any member of the Group as of the date hereof.

(c)               Section 1542 Waiver. For the purpose of implementing a full and complete release, you expressly acknowledge that the release given in the Agreement is intended to include, without limitation, claims that you did not know or suspect to exist in your favor at the time of execution of the Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement in this matter, and that the consideration provided under this Agreement is also for the release of those claims and contemplates extinguishment of any such unknown claims. You expressly waive and relinquish all rights and benefits afforded under Section 1542 of the Civil Code of the State of California which states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims that you know of, do not know or suspect to exist in your favor against the Group, or any of them, at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claims.

4.                  Consideration. You are specifically agreeing to the terms of this Agreement because the Company has agreed to provide you with certain consideration to which you were not otherwise entitled, and has provided such other good and valuable consideration as specified herein. The Company has agreed to provide this consideration because of your agreement to accept it in full settlement of all possible claims you might have or ever had against any member of the Group that are settleable in this Agreement, and because of your execution and non-revocation of this Agreement.

5.                  Acknowledgement. You represent, warrant and acknowledge that you have received all unpaid compensation, commissions, expense reimbursement, salary, accrued but unused vacation pay, equity, bonus, or other remuneration owed to you by the Company and that you are not entitled to any additional payments, salary, vacation pay, compensation, commissions, bonus, expense reimbursement, or other remuneration except as specifically provided in this Agreement.

6.                  Return of Company Property. You acknowledge that you have returned or shall promptly return to the Company all Company property, including without limitation, mailing lists, reports, electronic and paper files, memoranda, records, computer hardware, software, laptops, cell phones, credit cards, door and file keys, badges, Company computer and account logins, passwords, and access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with the Company, and have you not retained any copies, duplicates, reproductions, or excerpts thereof. Furthermore, you confirm that all Company information has been deleted from your personal computer and other electronic devices.

7.                  Confidential Information. You agree that in the course of your employment with the Company you have had access to and acquired Confidential Information. The term “Confidential Information” as used in this Agreement means (a) confidential information of the Company, including without limitation, information received from third parties under confidential conditions, and (b) other technical, business or financial information or trade secrets or proprietary information (including, but not limited to, account records, client/patient information, confidential plans for the creation or disposition of products, product development plans, marketing strategies and financial data and plans), the use or disclosure of which would be contrary to the interests of the Company, its affiliates or related companies, or the Group. You understand and agree that such Confidential Information has been disclosed to you in confidence and for the use of only the Company. You understand and agree that (i) you will keep such Confidential Information confidential at all times after your employment with the Company, and (ii) you will not make use of Confidential Information on your own behalf, or on behalf of any third party, unless required to do so under compulsion of law.

8.                  Non-Disparagement. You agree and covenant that you will not at any time disparage the reputation of the Group. The Company agrees to direct in writing that its directors and executive officers not make any disparaging statements about you. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

9.                  Cooperation. You agree that you will not encourage or cooperate or otherwise participate or confer with any current or former employee of the Company or any other member of the Group, individually or collectively, or any potential plaintiff, to commence any legal action or make any claim against the Company or any other member of the Group with respect to such person’s employment with the Company or its affiliates; provided, however, that nothing in this Agreement shall prohibit you from cooperating with the EEOC or any other government agency. You will cooperate with the Company and its counsel in connection with any investigation, administrative proceeding, Security and Exchange Commission filings, or litigation relating to any matter in which you were involved or of which you have knowledge as a result of your employment with the Company.

10.              Injunctive Relief. The Company shall be entitled to have the provisions of paragraphs 6, 7 and 8 specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Moreover, you understand and agree that if you breach any provisions of this Agreement, including but not limited to commencing, joining in, or in any other manner attempting to assert any claim released herein, in addition to any other legal or equitable remedy the Company may have, the Company shall have no further obligation to you under paragraph 2 hereof, may recover any payments or other benefits made to you under paragraph 2 hereof (except you may retain the equivalent of $500, which shall suffice as consideration for your releases in this Agreement), and shall be reimbursed by you for all its reasonable attorneys’ fees and costs incurred by it arising out of any such breach. The remedies set forth in this paragraph 9 shall not apply to any challenge to the validity of the waiver and release of your rights under the ADEA. In the event you challenge the validity of the waiver and release of your rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by you in bad faith. Any such action permitted to the Company by this paragraph, however, shall not affect or impair any of your obligations under this Agreement, including without limitation, the release of claims in paragraph 3 hereof. You further agree that nothing herein shall preclude the Company from recovering attorneys’ fees, costs, or any other remedies specifically authorized under applicable law.

11.              ADEA Waiver; Effective Date. You specifically release all claims under the ADEA and its implementing regulations relating to your employment and its termination. You acknowledge that you have read this Agreement in its entirety, fully understand its meaning, and are signing this Agreement voluntarily and of your own free will with full knowledge of its significance. You have the opportunity to consider this Agreement for 21 days. The Company hereby advises you in writing to consult with an attorney prior to executing this Agreement. You may execute this Agreement prior to the conclusion of the 21-day period, and if you elect to do so, you acknowledge that you have done so voluntarily. You shall have the right to revoke this Agreement for a period of 7 days following your execution of this Agreement, by giving written notice of such revocation to the company by emailing Kim Davis at kim.davis@zurabio.com. The effective date of this Agreement shall be the 8th day following your execution of it (the “Effective Date”), provided you do not revoke it during the revocation period. Please return your signed Agreement to Kim Davis at kim.davis@zurabio.com.

12.              Severability. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity, or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

13.              No Admission. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any other member of the Group. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit, or action, other than an action to enforce this Agreement.

14.              No Assignment. You may not assign this Agreement in whole or in part. Any purported assignment by you shall be null and void from the initial date of the purported assignment.

15.              Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. PDF or electronic copies of such signed counterparts may be used in lieu of the originals of this Agreement for any purpose.

16.              Choice of Law. The terms of this Agreement and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of California.

17.              Entire Agreement. The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, or agreements relating thereto whether written or oral with the exception of agreements governing confidentiality, trade secrets, intellectual property, or any nonsolicitation or other restrictive covenant agreements that you executed during your employment, which agreements are hereby incorporated by reference in this Agreement and you affirm your continuing obligations to abide by such provisions. You represent that in executing this Agreement, you have not relied upon any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

[Signature page follows]

AGREED TO AND ACCEPTED BY:		ZURA BIO INC.

By	/s/ Preston Klassen	By:	/s/ Kim Davis
Name:	Preston Klassen	Name:	Kim Davis
		Title:	Executive Vice-President, General
Counsel, Corporate Secretary

Date:	April 7, 2023	Date:	April 7, 2023

6